                                 EXHIBIT 21.1

                                 SUBSIDIARIES


                                                                Jurisdiction of
                                                                  Organization
                                                                  ------------
Cellular, Inc. Financial Corporation                                   CO

Cellular Inc. Network Corporation                                      CO

CommNet Cellular License Holding LLC (1)                               CO

CommNet Paging Inc.                                                    CO

Pueblo MSA Limited Partnership (1)                                     CO

Platte River Cellular of Colorado Limited Partnership (1)              CO

Colorado 4 - Park Limited Partnership (1)                              CO

Smoky Hill Cellular of Colorado Limited Partnership (1)                CO

Colorado 7 - Saguache Limited Partnership (1)                          CO

Two Buttes Cellular of Colorado Limited Partnership (1)                CO
  Two Buttes Cellular, Inc.                                            CO

Sioux City MSA Limited Partnership (1)                                 IA
  Schaller Cellular, Inc.                                              CO

Idaho 6 - Clark Limited Partnership (1)                                ID
  Teton Cellular of Idaho Limited Partnership                          CO
     Teton Cellular, Inc.                                              ID

North Central Idaho Cellular of Idaho Limited Partnership              CO

Sawtooth Cellular of Idaho Limited Partnership                         CO

Iowa RSA 5 Limited Partnership                                         DE
  East Iowa Cellular of Iowa Limited Partnership                       CO
     East Iowa Cellular, Inc.                                          IA

R & D Cellular of Iowa Limited Partnership                             CO

Terre Haute Cellular, Inc.                                             CO

Chequamegon Cellular, Inc.                                             CO

                                 EXHIBIT 21.1

                                 SUBSIDIARIES
                                  (continued)

                                                                    Jurisdiction of
                                                                      Organization
                                                                      ------------
Gold Creek Cellular of Montana Limited Partnership (1)                     CO
  Gold Creek Cellular Inc.                                                 CO

Bismarck MSA Limited Partnership (1)                                       DE

Northern New Mexico Limited Partnership (1)                                CO

Northwest Dakota Cellular of North Dakota Limited Partnership (1)          CO

North Central Cellular of North Dakota Limited Partnership (1)             CO

North Dakota 5-Kidder Limited Partnership (1)                              CO

Sioux Falls Cellular Limited Partnership (1)                               DE

South Dakota 7-Sully Limited Partnership (1)                               CO
  Missouri Valley Cellular of South Dakota Limited Partnership             CO
     Missouri Valley Cellular, Inc.                                        CO

South Dakota 8-Kingsbury Limited Partnership (1)                           CO
  Sanborn Cellular of South Dakota Limited Partnership                     CO
     Sanborn Cellular, Inc.                                                CO

Eastern South Dakota Cellular of South Dakota Limited Partnership (1)      CO
  Eastern South Dakota Cellular, Inc.                                      CO

Utah RSA 6 Limited Partnership (1)                                         DE
  Canyonland Cellular of Utah Limited Partnership                          CO

Wyoming 1-Park Limited Partnership (1)                                     CO

__________
(1)  Does business under the trade name CommNet Cellular Inc.